UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2015

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 3, 2015, Harvest Natural Resources, Inc. (the "Company") entered into an unsecured and prepayable promissory note (the "Note") with James A. Edmiston, President and Chief Executive Officer of the Company, for $50,000. The note carries interest at 11% per year and matures upon the earlier to occur of June 30, 2016 or the date on which the Loan Obligations (as defined in that certain Loan Agreement, dated as of September 11, 2014, by and among the Company, HNR Energia B.V. and Petroandina Resources Corporation N.V.) are paid in full. The Note will become due and payable (i) at the option of Mr. Edmiston should the Company fail to make timely payments when due or (ii) automatically upon the occurrence of a number of events, including the discontinuation of the Company’s usual business, the sale of substantially all of the Company’s assets, consenting to the appointment of a receiver, or commencing bankruptcy proceedings.

The foregoing description of the Note is a summary and is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Promissory Note dated June 3, 2015 between Harvest Natural Resources, Inc. and James A. Edmiston.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

June 8, 2015	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Promissory Note dated June 3, 2015 between Harvest Natural Resources, Inc. and James A. Edmiston.